                               4,500,000 SHARES

                             USX-U.S. STEEL GROUP

                                 COMMON STOCK

                                      OF

                               USX CORPORATION

                            UNDERWRITING AGREEMENT






January 26, 1994

                                                                January 26, 1994





Morgan Stanley & Co.
  Incorporated
As Representatives for each of the several
  Underwriters named in Schedule 1,
c/o Morgan Stanley & Co.
    Incorporated
    1251 Avenue of the Americas
    New York, New York  10020

Dear Sirs:

          Subject to all of the terms and conditions herein set forth, USX Corporation, a Delaware corporation (the "Corporation"), proposes to sell to the Underwriters named in Schedule 1 hereto (the " Underwriters") 4,500,000 shares (the "Firm Stock") of the Corporation's USX-U.S. Steel Group Common Stock, par value $1.00 per share (the "Steel Stock"), and to grant to the Underwriters an option to purchase up to an additional 500,000 shares of the Steel Stock (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Corporation by the Underwriters.

          1. Representations, Warranties and Agreements of the Corporation. The Corporation represents, warrants and agrees that:

          (a) A registration statement on Form S-3 with respect to certain securities of the Corporation, including a preliminary prospectus, has (i) been prepared by the Corporation in conformity with the requirements of the United States Securities Act of 1933 (the "Securities Act") and the rules and regulations (the "Rule and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. If any post-effective amendment to such registration statement has been filed with the Commission prior to the date hereof, the most recent such amendment has been declared effective by the Commission. Copies of such registration statement and the amendments thereto have been delivered by the Corporation to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act; "Registration Statement" means such registration statement, as it became effective under the Securities Act, and as amended or supplemented as of the date hereof, including any documents incorporated by reference therein; "Basic Prospectus" means the prospectus included in the Registration Statement; and "Prospectus" means the Basic Prospectus, together with any prospectus amendment or supplement specifically relating to the Stock to be purchased by the Underwriters pursuant to the terms herein, as filed with, the Commission pursuant to Rule 424(b) of the Rules and Regulations. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the United States Securities Exchange Act of 1934 (the "Exchange Act") after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Corporation filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration
     Statement. The Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus.

          (b) The Registration Statement and the Prospectus conform, and any further amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Corporation through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

          (c) The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d)  The Corporation and the Designated Subsidiary (as defined in
     Section 14) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the Corporation, the Designated Subsidiary or the U.S. Steel Group (as defined in the Prospectus) and have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

          (e) The Corporation has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Corporation have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of the Designated Subsidiary have been duly and validly authorized and issued and are fully paid, non-assessable and owned directly or indirectly by the Corporation, free and clear of all liens, encumbrances, equities or claims.

          (f) The shares of the Stock to be issued and sold by the Corporation to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus; and there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Corporation's Restated Certificate of Incorporation or by-laws or any agreement or other instrument, other than certain rights to subscribe for or to purchase shares of Steel Stock pursuant to the Corporation's outstanding convertible preferred stock and convertible debentures, the Restated Rights Agreement (as defined in the Prospectus), employee stock options, employee benefit plans or the USX-U.S. Steel Group Common Stock Dividend Reinvestment and Stock Purchase Plan and certain restrictions upon the transfer of certain shares of the Steel Stock pursuant to the Corporation's 1990 Stock Plan;

          (g) The execution, delivery and performance of this Agreement by the Corporation and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Corporation or the Designated Subsidiary is a party or by which the Corporation or the Designated Subsidiary is bound or to which any of the property or assets of the Corporation or the Designated Subsidiary is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Corporation or the Designated Subsidiary or any U.S. statute or any order, rule or regulation of any U.S. court or U.S. governmental agency or body having jurisdiction over the Corporation or the Designated Subsidiary or any of their properties; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications which have already been obtained by the Corporation or as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Corporation and the consummation of the transactions contemplated hereby.

          (h) Except with respect to the Corporation's outstanding convertible debentures and unsecured senior notes due 1996 and the Restated Rights Agreement, there are no contracts, agreements or understandings between the Corporation and any person granting such person the right to require the Corporation to file a registration statement under the Securities Act with respect to any securities of the Corporation owned or to be owned by such person or to require the Corporation to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Corporation under the Securities Act.

          (i) Neither the Corporation nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement or the Prospectus, any loss or interference with its business which is material to the business of the Corporation, the Designated Subsidiary or the U.S. Steel Group from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus; and, since such date, there has not been any material change in the capital stock or long-term debt of the Corporation or the Designated Subsidiary or any material adverse change, or any development likely to involve a prospective material adverse change, in or affecting the management, consolidated financial position, stockholders' equity or results of operations of the Corporation and its subsidiaries or the financial position, stockholders' equity or results of operations of the U.S. Steel Group, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus.

          (j) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly, in all material respects, the financial position and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles, except as noted therein, applied on a consistent basis throughout the periods involved.

          (k) To the best knowledge of the Corporation, Price Waterhouse, who have certified certain financial statements of the Corporation and its subsidiaries and whose report appears in the Prospectus or is incorporated by reference therein, are independent public accountants as required by the Securities Act and the Rules and Regulations and were independent accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained or incorporated in the Prospectus.

          (l) Except as described in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Corporation or any of its subsidiaries is a party or of which any property of the Corporation or any of its subsidiaries is the subject which, if determined adversely to the Corporation or any of its subsidiaries, would, individually or collectively with any claims arising out of similar causes of action, have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Corporation and its subsidiaries or the financial position, stockholders' equity or results of operations of the U.S. Steel Group; and to the best of the Corporation's knowledge, no such proceedings are threatened by governmental authorities or others.

          (m) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

          (n) No labor disturbance by the employees of the Corporation exists or, to the knowledge of the Corporation, is imminent which is likely to have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Corporation and its subsidiaries or the financial position, stockholders' equity or results of operations of the U.S. Steel Group.

          (o) Neither the Corporation nor the Designated Subsidiary (i) is in violation of its charter or by-laws, (ii) is in default in any respect material to the business of the Corporation, the Designated Subsidiary or the U.S. Steel Group, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement, indenture or instrument material to the Corporation and its subsidiaries or to the U.S. Steel Group, (iii) is in violation in any respect material to the business of the Corporation, the Designated Subsidiary or the U.S. Steel Group of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business or (iv) is in violation of Section 517.075 of the Florida Securities and Investor Protection Act.

          (p) The Corporation is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          2. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Corporation agrees to sell 4,500,000 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that Underwriter's name in Schedule 1 hereto, as such number may be increased in accordance with Section 9.

          In addition, the Corporation hereby grants to the Underwriters an option to purchase up to 500,000 shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set opposite the name of such Underwriters in
Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no

                                                                              5
Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts. The price of both the Firm Stock and any Option Stock shall be $40.18 per share.

          The Corporation shall not be obligated to deliver any of the Stock to be delivered on the First Delivery Date or the Second Delivery Date (each, as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

          3. Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.


          Except with respect to the United States, no action has been taken or will be taken in any jurisdiction by the Underwriters or the Corporation that would permit a public offering of the Stock in any country or jurisdiction where action for that purpose is required. Each Underwriter severally agrees with the Corporation that it will observe all applicable laws and regulations in each other such country or jurisdiction in which it may offer, sell or deliver Stock. Each Underwriter severally agrees that it will not, directly or indirectly, offer, sell or deliver Stock or distribute any offering material in relation to the Stock except under circumstances that will to the best of its knowledge and belief result in compliance with any applicable laws and regulations.

          Each Underwriter represents and warrants to the Corporation and covenants and agrees that (i) it has not offered or sold, and will not offer or sell, in the United Kingdom, by means of any document, any Stock other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent (except in circumstances not constituting an offer to the public within the meaning of the Companies Act 1985, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Stock in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom, any document received by it in connection with the issuance of the Stock if that person is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemption) Order 1988.

          4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the office of Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York, New York at approximately 10:00 a.m., New York City time, on the fifth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Corporation. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Corporation shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Corporation of the purchase price by certified or official bank check or checks payable in New York Clearing House (next-day) funds. Time shall be of the essence, and delivery of, and payment for, the Firm Stock at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter and the Corporation hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Corporation shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 p.m., New York City time, on the business day prior to the First Delivery Date.

          At any time on or before the thirtieth day after the date of this Agreement, the option granted in Section 2 may be exercised by written notice being given to the Corporation by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the third business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date").

          Delivery of and payment for the Option Stock shall be made at the office of Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York, New York (or at such other place as shall be determined by agreement between the Representatives and the Corporation) at approximately 10:00 a.m., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Corporation shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Corporation of the purchase price by certified or official bank check or checks payable in New York Clearing House (next-day) funds. Time shall be of the essence, and delivery of, and payment for the Option Stock, at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter and the Corporation hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Corporation shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 p.m., New York City time, on the business day prior to the Second Delivery Date.

          5.  Further Agreements of the Corporation.  The Corporation agrees:

          (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Second Delivery Date except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus relating to or covering the Stock has been filed and to furnish the Representatives with copies thereof for so long as delivery of a prospectus is required under the Securities Act in connection with the offering or sale of the Stock; to file promptly all reports and any definitive proxy or information statements required to be filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any amended or supplemented Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

          (c) To deliver promptly at any time the delivery of a prospectus is required under the Securities Act in connection with the offering or sale of the Stock to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (ii) the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the date hereof in connection with the offering or sale of the Stock and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Registration Statement or Prospectus or to file under the

     Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Stock at any time nine months or more after the date hereof, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

          (d) To file promptly with the Commission, during such period following the date hereof as a prospectus is required to be delivered in connection with offers or sales of the Stock, any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Corporation, be required by the Securities Act or requested by the Commission;

          (e) Prior to filing with the Commission during the period referred to in (d) above (i) any amendment to the Registration Statement, (ii) the Prospectus or any amendment or supplement thereto or (iii) any document incorporated by reference in any of the foregoing or any amendment or supplement to any such incorporated document, to furnish a copy thereof to the Representatives and counsel for the Underwriters the opportunity to comment on any such amendment, supplement, document incorporated by reference in the Prospectus or Prospectus;

          (f) As soon as practicable after the Effective Date (it being understood that the Corporation shall have until at least 410 days after the end of the Corporation's current fiscal quarter) to make generally available to the Corporation's security holders and to deliver to the Representatives an earnings statement of the Corporation and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Corporation, Rule 158);

          (g) For a period of five years following the date hereof, to furnish to the Representatives (i) copies of all materials furnished by the Corporation to its shareholders generally and all reports and financial statements furnished by the Corporation to the principal national securities exchange upon which any class of securities of the Corporation may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder and (ii) such additional information concerning the business and financial condition of the Corporation as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Corporation and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

          (h) To make available to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flow of the Corporation and its consolidated subsidiaries and the Steel Group certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date hereof), consolidated summary financial information of the Corporation and its subsidiaries for such quarter in reasonable detail;

          (i) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions in the United States as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Corporation shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and

          (j) For a period of 90 days from the date hereof, to not offer for sale, sell or otherwise dispose of, directly or indirectly, any shares of Steel Stock (other than the Stock and shares issued pursuant to the Restated Rights Agreement, employee stock options, employee benefit plans and the USX-U.S. Steel Group Common Stock Dividend Reinvestment and Stock Purchase Plan or pursuant to the conversion of convertible securities outstanding on the date of this Agreement), or sell or grant options, rights or warrants with respect to any shares of Steel Stock (other than the grant of options pursuant to option plans existing on the date hereof) or offer for sale, sell or otherwise dispose of any securities convertible, exchangeable or exercisable into Steel Stock, without the prior written consent of the Representatives.

          6. Expenses. The Corporation agrees to pay (a) the costs incurred by it incident to (i) the authorization, issuance, sale and delivery of the Stock and any taxes payable by it in that connection; (ii) the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (iii) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (iv) the printing of this Agreement, the Agreement Between Underwriters and any Selling Agreement; (v) the distribution of the terms of agreement relating to the organization of the underwriting syndicate and the selling group to the members thereof by mail, telex or other means of communication; and (vi) the costs incident to the listing of the Stock on the New York Stock Exchange; (b) the fees and expenses (including related fees and expenses of counsel to the Underwriters not in excess, in the aggregate, of $10,000) of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5 and of preparing, printing and distributing a Blue Sky Memorandum; and (c) all other costs and expenses incurred by the Corporation incident to the performance of the obligations of the Corporation under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

          7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Corporation contained herein, to the performance by the Corporation of its obligations hereunder, and to each of the following additional terms and conditions:

          (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b) No Underwriter shall have discovered and disclosed to the Corporation on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Underwriters, and the Corporation shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d) Dan D. Sandman, Esq., General Counsel of the Corporation shall have furnished to the Representatives his written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that:

               (i) The Corporation and the Designated Subsidiary have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the Corporation, the Designated Subsidiary or the U.S. Steel Group), and have all corporate power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged;

               (ii) The Corporation has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Corporation (including the shares of Stock being delivered on such Delivery Date) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of the Designated Subsidiary have been duly and validly authorized and issued and are fully paid, non-assessable and owned directly or indirectly by the Corporation, free and clear of all liens, encumbrances, equities or claims;

               (iii) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Corporation's Restated Certificate of Incorporation or by-laws or any agreement or other instrument known to such counsel, other than certain rights to subscribe for or to purchase shares of Steel Stock pursuant to the Corporation's outstanding convertible preferred stock and convertible debentures, the Restated Rights
          Agreement, employee stock options, employee benefit plans or the USX-U.S. Steel Group Common Stock Dividend Reinvestment and Stock Purchase Plan and certain restrictions upon the transfer of certain shares of the Steel Stock pursuant to the Corporation's 1990 Stock Plan;

               (iv) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Corporation or any of its subsidiaries is a party or of which any property of the Corporation or any of its subsidiaries is the subject which, if determined adversely to the Corporation or any of its subsidiaries, would, individually or collectively with any claims arising out of similar causes of action, have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Corporation and its subsidiaries or the financial position, stockholders' equity, results of operations, business or prospects of the U.S. Steel Group; and, to the best of such counsel's knowledge, no such proceedings are threatened by governmental authorities or others;

               (v) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

               (vi) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Corporation prior to such Delivery Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; and the documents incorporated by reference in the Prospectus and any further amendment or supplement to any such incorporated document made by the Corporation prior to such Delivery Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

               (vii) To the best of such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations;

               (viii) This Agreement has been duly authorized, executed and delivered by the Corporation;

               (ix) The issue and sale of the shares of Stock being delivered on such Delivery Date by the Corporation and the compliance by the Corporation with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Corporation or the Designated Subsidiary is a party or by which the Corporation or the Designated Subsidiary is bound or to which any of the property or assets of the Corporation or the Designated Subsidiary is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Corporation or the Designated Subsidiary or any U.S. statute or any order, rule or regulation known to such counsel of any U.S. court or U.S. governmental agency or body having jurisdiction over the Corporation or the Designated Subsidiary or any of their properties; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications which have already been obtained by the Corporation or as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Corporation and the consummation of the transactions contemplated hereby; and

               (x) To the best of such counsel's knowledge, other than with respect to the Corporation's outstanding convertible debentures and unsecured senior notes due 1996 and the Restated Rights Agreement, there are no contracts, agreements or understandings between the Corporation and any person granting such person the right to require the Corporation to file a registration statement under the Securities Act with respect to any securities of the Corporation owned or to be owned by such person or to require the Corporation to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Corporation under the Securities Act.

     In rendering such opinion, such counsel may state that his opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of Ohio and the General Corporation Law of the State of Delaware and that such counsel is not admitted in the State of
     Delaware.   Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel is General Counsel of the Corporation and supervises attorneys in the Law Department of the Corporation who have acted as counsel to the Corporation in connection with the preparation of the Registration Statement, and (y) based on the foregoing, no facts have come to the attention of such counsel or the attorneys who he supervises which lead him or any of them to believe that (I) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (II) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Corporation prior to such Delivery Date, when they became effective or were filed with the Commission, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and related schedules thereto, as to which such counsel need express no belief).

          (e) J.T. Mills, Vice-President-Taxes of the Corporation, shall have furnished to the Representatives a letter, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that such counsel has reviewed the statements in the Prospectus under the caption "Certain United States Tax Consequences to Non-United States Holders" and, insofar as they are, or refer to, statements of United States law or legal conclusions, such statements are accurate in all material respects.

          (f) Simpson Thacher & Bartlett, counsel to the Underwriters, shall have furnished to the Representatives their opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that:

                  (i) The Corporation has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware;

                  (ii) The shares of Stock being delivered on such Delivery Date have been duly authorized by the Corporation and, upon payment and delivery in accordance with the terms hereof, will be validly issued, fully paid and non-assessable;

                  (iii) The statements made in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute summaries of the terms of the Corporation's capital stock (including the Stock), constitute accurate summaries of the terms of the capital stock in all material respects; and

                  (iv) This Agreement has been duly authorized, executed and delivered by the Corporation.

     In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware and that such counsel is not admitted in the State of Delaware. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that (x) in the course of the preparation by the Corporation of the Prospectus Supplement dated the date hereof relating to the Stock (excluding the documents incorporated by reference therein), such counsel participated in conferences with certain officers and employees of the Corporation and with representatives of Price Waterhouse and (y) based upon its examination of the Registration Statement, the Prospectus and the documents incorporated by reference therein, its investigations made in connection with the preparation of such Prospectus Supplement (excluding the documents incorporated by reference therein) and its participation in the conferences referred to therein, (i) it is of the opinion that the Registration Statement, as of the Effective Date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations and that the documents incorporated by reference in the Prospectus (in each case, other than the financial statements and related schedules thereto, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and (ii) it has no reason to believe that the Registration Statement (including any document incorporated by reference therein), as of the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (including any document incorporated by reference therein) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and related schedules thereto, as to which such counsel need express no belief).

          (g) The Corporation shall have furnished to the Representatives a letter (as used in this paragraph, the "bring-down letter") of Price Waterhouse, addressed to the Underwriters and dated such Delivery Date,
     (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter (the "initial letter") delivered to the Representatives concurrently with the execution of this Agreement, and as to such other matters requested by the Underwriters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (h) The Corporation shall have furnished to the Representatives a certificate, dated such Delivery Date, of the Chairman of its Board or a Vice President and its Executive Vice President - Accounting and Finance and Chief Financial Officer or Vice President & Comptroller stating that:

                  (i) The representations, warranties and agreements of the Corporation in Section 1 are true and correct in all material respects as of such Delivery Date; the Corporation has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(i) have been fulfilled; and

                  (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date, no event has occurred which has resulted in the Registration Statement and the Prospectus including an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (i) (i) Neither the Corporation nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement or the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Corporation or any of its subsidiaries or any change, or any development likely to involve a prospective change, in or affecting the management, consolidated financial position, stockholders' equity or results of operations of the Corporation and its subsidiaries or the financial position, stockholders' equity or results of operations of the U.S. Steel Group, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market, or in the Steel Stock, shall have been suspended or minimum prices shall have been established on one or more of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by United States federal or New York state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred either (A) any outbreak of hostilities or an escalation of hostilities or a declaration of a national emergency or war or (B) such a material adverse change in national or international economic, political or financial conditions, national or international equity markets or currency exchange rates or controls as to make it, in either case, in the judgment of a majority in interest of the several Underwriters, inadvisable or impractical to proceed with the payment for and delivery of the Stock.

             All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

          8.   Indemnification and Contribution.

          (a) The Corporation shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or
(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by that Underwriter or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Corporation may otherwise have to any Underwriter or to any controlling person of that Underwriter.

        (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Corporation, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Corporation within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Corporation or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Corporation through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Corporation and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Corporation or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Corporation or any such director, officer or controlling person.

        (c)  Promptly after receipt by an indemnified party under this Section
8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Representatives, if the indemnified parties under this Section 8 consist of any Underwriter or any of their respective controlling persons, or by the Corporation, if the indemnified parties under this Section 8 consist of the Corporation or any of the Corporation's directors, officers or controlling persons. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

        (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Corporation on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Corporation on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this agreement (before deducting expenses) received by the Corporation bear to the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Corporation or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Corporation and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

        (e) The Underwriters severally confirm that the statements with respect to the public offering of the Stock set forth on the cover page of, and under the caption "Underwriting" in, the Prospectus are correct and constitute the only information furnished in writing to the Corporation by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

        (f) The agreements contained in this Section 8 and the representations, warranties and agreements of the Corporation in Sections 1, 5 and 6 shall survive the delivery of the Stock and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

          9.   Defaulting Underwriters.

        If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. The respective purchase obligations of the non-defaulting Underwriters shall be rounded among the non-defaulting Underwriters to avoid fractional shares, as the Representatives shall determine. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives and the Corporation who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives and the Corporation do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Corporation, except that the Corporation will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11.

        Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Corporation for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Corporation may postpone the First Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Corporation or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

        10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives, in their absolute discretion, by notice given to and received by the Corporation prior to delivery of any payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(i) or 7(j) shall have occurred.

        11. Reimbursement of Underwriters' Expenses. If (a) the Corporation shall fail to tender the Stock for delivery to the Underwriters for any reason permitted under this Agreement or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 10), the Corporation shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Corporation shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Corporation shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

          12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

               (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York, New York 10020 Attention:
          Legal Department, Telephone: (212)703-4000 Facsimile: (212)703-6503;

               (b) if to the Corporation, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Corporation set forth in the Registration Statement, Attention: Dan D. Sandman, Esq., General Counsel;

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Corporation shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Morgan Stanley & Co. Incorporated on behalf of the Representatives.

        13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Corporation and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Corporation contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of
Section 15 of the Securities Act who offers or sells any shares of Steel Stock in accordance with the terms of the Agreement between Underwriters and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Corporation, officers of the Corporation who have signed the Registration Statement and any person controlling the Corporation within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        14. Definition of the Terms "Business Day," "Subsidiary" and "Designated Subsidiary." For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, other than a day on which banks are authorized or obligated by law or executive order to close in New York City, (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations and (c) "Designated Subsidiary" means Marathon Oil Company.

          15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

        16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one or more counterparts, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        If the foregoing correctly sets forth the agreement between the Corporation and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                              Very truly yours,

                              USX CORPORATION

                              By:__________________________________
                                 Name:  G. R. Haggerty
                                 Title:  Vice President & Treasurer



Accepted:


  For themselves and as
  Representatives for each of
  the several Underwriters

By:  MORGAN STANLEY & CO.
     INCORPORATED

By:_________________________________
        Authorized Representative

                                   SCHEDULE 1

                                                               Number of
          Underwriters                                           Shares
          ------------                                        -----------

  Morgan Stanley & Co. Incorporated                            4,500,000
                                                               ---------
       Total                                                   4,500,000